SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 9, 2006

Date of Report (Date of earliest event reported)

PUDA COAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-85306	65-1129912
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province
The People’s Republic of China,

(Address of principal executive offices)

011-86-351-2281300

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)(1) On May 9, 2006, the Company determined to amend its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

(a)(2) The amendment includes changing the accounting treatment of notes (the “Notes”) and warrants (the “Warrants”) issued in our November, 2005 private placement, as follows:

1.  Reclassify conversion feature to long-term derivative liability and record any change in fair value in current earnings;

2. Reclassify Warrants to long-term derivative liability and record any change in fair value in current earnings;

3. Amortize discount on Warrants over 5 years;

4. Amortize debt issue cost over 3 years;

5. Amortize discount on conversion feature over 3 years.

 (a)(3) Moore Stephens, P.C. ("MS"), the Company's independent accountant, discussed with the Company's officers the above-referenced matters.

(b)(1) On May 9, 2006 MS advised the Company that the financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 needed to be amended.

 (b)(2) Specifically, MS advised that the accounting treatment of the Notes and Warrants needed to be changed as follows:

1.  Reclassify conversion feature to long-term derivative liability and record any change in fair value in current earnings;

2. Reclassify Warrants to long-term derivative liability and record any change in fair value in current earnings;

3. Amortize discount on Warrants over 5 years;

4. Amortize debt issue cost over 3 years;

5. Amortize discount on conversion feature over 3 years.

(b)(3) MS had discussed with the Company's officers the above-referenced matters.

The company intends to file a 10-KSB/A as quickly as possible.

The company is providing MS with a copy of this disclosure simultaneously with the filing hereof, and is requesting that MS state whether or not it agrees with the statements made by the registrant in response to this Item 4.02, and if not, stating the respects in which it does not agree.  The company will amend this Form 8-K no later than two business days after its receipt of a response to the Company’s request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUDA COAL, INC.

Date: May 15, 2006
/s/ Zhao Ming
Name: Zhao Ming
Title: Chief Executive Officer and President